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                                                                Exhibit 99.1


(TBC CORPORATION LOGO)

                                  NEWS RELEASE


      7111 Fairway Drive o Suite 201 o Palm Beach Gardens, FL 33418 o Phone
                      (561) 227-0955 o Fax (561) 775-4993


For Further Information Contact:
TBC Corporation                                     Investors:
Thomas W. Garvey                                    Brod & Schaffer, LLC
Executive V.P. & Chief Financial Officer            Betsy Brod/Jonathan Schaffer
(561) 227-0955                                      (212) 750-5800



                       TBC CORPORATION COMMENTS ON IMPACT
                              OF RECENT HURRICANES
                   ~ SCHEDULES THIRD QUARTER CONFERENCE CALL ~


PALM BEACH GARDENS, FL - OCTOBER 4, 2004 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, announced today that based on current assessments, the Company expects the combined negative impact of Hurricanes Charley, Frances, Ivan and Jeanne to be approximately $0.09 to $0.12 per diluted share in the third quarter of 2004. The Company has 160 retail stores in Florida, which represent approximately one-third of its total company-operated store base.

The Company will discuss the impact of all four hurricanes in further detail when it reports its third quarter ended September 30, 2004 results after the markets close on Monday, October 25, 2004.

In conjunction with the third quarter earnings announcement, TBC Corporation invites you to listen to the Webcast of the Company's quarterly earnings conference call, which has been scheduled for Tuesday, October 26, 2004, at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. The conference call will be Webcast at TBC's Web site, www.tbccorp.com. The Webcast will be archived at TBC's Web site until November 26, 2004. A telephonic replay of the conference call will also be available through November 1, 2004, by calling (888) 203-1112, passcode 840070.
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TBC Corp. Comments on Impact of Hurricane Jeanne
Page 2


ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom", "Merchant's Tire & Auto Centers" and "National Tire & Battery" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and successfully integrate acquisitions and achieve anticipated synergies or savings; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.